Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-194256 and 333-196437

Free Writing Prospectus dated June 11, 2014

Fantex, Inc.

Beginning on June 5, 2014, several interviews with Fantex, Inc. Chief Executive Officer, Cornell “Buck” French were broadcast by each of ESPN and SiriusXM (collectively, the “Broadcasts”). The Broadcasts reference the initial public offering (the “Vernon Davis Offering”) of the Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Series Vernon Davis”) by Fantex, Inc. (the “Company”) completed on April 28, 2014. In addition, the Company is also conducting initial public offerings (the “EJ Manuel Offering” and the “Mohamed Sanu Offering” respectively, and together with the Vernon Davis Offering, the “Offerings”) of the Fantex Series EJ Manuel Convertible Tracking Stock (“Fantex Series EJ Manuel”) and the Fantex Series Mohamed Sanu Convertible Tracking Stock (“Fantex Series Mohamed Sanu”), which Offerings are covered by the Registration Statements on Form S-1 (File Nos. 333-194256 and 333-196437 respectively), as amended (the “EJ Manuel Registration Statement” and the “Mohamed Sanu Registration Statement” respectively, and collectively the “Registration Statements”), that the Company has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Broadcasts include certain statements made by Cornell “Buck” French, the Chief Executive Officer of the Company. However, and as described further below under “Corrections and Clarifications,” the Broadcasts contain certain factual inaccuracies and inconsistencies with the information contained in the Registration Statements.

The Broadcasts were not prepared by or reviewed by the Company or any other offering participant prior to their publication. The publishers of the Broadcasts are not affiliated with the Company. The Company made no payment and gave no consideration to the publishers in connection with the Broadcasts or any other broadcasts by the publishers concerning the Company. With the exception of statements of Mr. French or derived from the Company’s Registration Statement, the Broadcasts represented the publishers’ opinions and the opinions of others, which are not endorsed or adopted by the Company or any other offering participant.

The broadcast transcript attached as Annex A was originally broadcast by ESPN News on the Mike & Mike Show on June 5, 2014 (the “Mike & Mike Broadcast”); the broadcast transcript attached as Annex B was originally broadcast by ESPN as a Football Today Podcast on June 5, 2014 (the “FT Broadcast”); the broadcast transcript attached as Annex C was originally broadcast by ESPN ‘s Sports Center on June 5, 2014 (the “SC Broadcast”); the broadcast transcript attached as Annex D was originally broadcast by ESPN ‘s Outside the Lines on June 5, 2014 (the “OL Broadcast”) and the broadcast transcript attached as Annex E was originally broadcast by SiriusXM on June 8, 2014 (the “SXM Broadcast”).

You should consider statements in the Broadcasts or contained herein only after carefully evaluating all of the information in the Company’s Registration Statements and the other documents incorporated by reference into such Registration Statements.

Corrections and Clarifications

For purposes of correction and clarification, the Company notes the following:

Mike & Mike Broadcast

•                  During the Mike & Mike Broadcast, co-anchor Mike Golic states to Vernon Davis, “so they can buy stock in you?” to which Vernon Davis responded “absolutely.” He proceeds to consider “a buy situation in Vernon Davis.” The Company clarifies that holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract. Holders of shares of Fantex Series Vernon Davis have no direct investment in Vernon Davis, his brand or the Brand Agreement effective as of October 30, 2013, by and between Vernon Davis, The Duke Marketing LLC and the Company (the “Vernon Davis Brand Contract”). An investment in a tracking stock will represent an ownership interest in the Company.

FT Broadcast

•                  During the FT Broadcast, co-anchor, Robert Flores states that Fantex is “taking athletes public,” that “[fans] could buy stock in…in Vernon Davis or what, whatever other athlete has, has agreed to, to sign up with this company,” and refers to “the Vernon Davis stock” and to Vernon Davis as “one of the athletes that’s currently being traded on Fantex,” noting that “[Vernon Davis] is being traded at $11.20” and “Vernon Davis, E.J. Manuel, Arian Foster among the other athletes [are] being traded on Fantex dot com.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract. Holders of shares of the Company’s Fantex Series Vernon Davis will have no direct investment in Vernon Davis, his brand or the Vernon Davis Brand Contract. An investment in a tracking stock will represent an ownership interest in the Company.

SC Broadcast

•                  During the SC Broadcast, anchor David Lloyd comments to Vernon Davis that “[Davis] is selling 10% of [him],” that he “can buy shares of Vernon Davis” and asks “What [Vernon Davis is] going for these days? What’s a share of Vernon Davis going for?” and if Vernon Davis would “put a buy, a strong buy on Vernon Davis at this point?” Mr. Lloyd continue to ask whether Vernon Davis would buy or sell other stock in several athletes. The Company notes that holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract. Holders of shares of the Company’s Fantex Series Vernon Davis will have no direct investment in Vernon Davis, his brand or the Vernon Davis Brand Contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company’s tacking stock is intended to track and reflect the value and performance of an athlete’s brand.

OL Broadcast

•                  During the OL Broadcast, anchor Andy Katz mentions to Vernon Davis how “[his] stock started at $10” and about “people invest[ing] in Vernon Davis.” Vernon Davis further reference people “invest[ing] in [him].” As stated previously, holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract. Holders of shares of the Company’s Fantex Series Vernon Davis will have no direct investment in Vernon Davis, his brand or the Vernon Davis Brand Contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company’s tacking stock is intended to track and reflect the value and performance of an athlete’s brand.

SXM Broadcast

•                  During the SXM Broadcast, co-anchor Zig Fracassi refers to Mr. French as the CEO of Fantex Brokerage Services.  The Company clarifies that Mr. French is the CEO of Fantex, Inc. and John Rodin is the President and CEO of Fantex Brokerage Services, LLC is an affiliate of the Company and a registered alternative trading system. Any and all trades of Fantex Series Vernon Davis will be conducted on a platform operated by FBS.

•                  During the SXM Broadcast, Mr. Fracassi noted that “over 420,000 shares were sold on Vernon, right?” Fantex, Inc. offered 421,100 shares of Fantex Series Vernon Davis in the Vernon Davis Offering. The Fantex Series Vernon Davis is intended to track and reflect the value and performance of Vernon Davis’ brand.

•                  During the SXM Broadcast, Mr. French noted that “[Fantex Series Vernon Davis] is a regulated, SEC-registered security.” Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Fantex Series Vernon Davis. The Registration Statement on Form S-1 for Fantex Series Vernon Davis was declared effective on April 22, 2014.

•                  During the SXM Broadcast, Mr. French stated that “we’re going to pay dividends.” The Company’s board of directors is permitted, but not required, to declare and pay dividends on the Fantex Series Vernon Davis. The Company intends to pay cash dividends from time to time out of available cash for the Fantex Series Vernon Davis, but is not obligated to do so. A more detailed description of the dividend policy is available in the Registration Statements.

Forward-Looking Statements

This free writing prospectus contains forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to, among other things, future events and performance. These statements may discuss the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, expectations regarding the commencement or completion of the offering, future brand income under the Company’s brand contract with EJ Manuel and Vernon Davis, prospects, plans, market opportunities and the trends that may affect the Company, Vernon Davis or EJ Manuel. The Company generally identifies forward-looking statements by words such as “expect,” “project,” “may,” “will,” “would,” “should” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Company has filed registration statements (including preliminary prospectuses) with the SEC for each of the offerings to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectuses in the respective registration statements and other documents the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you these prospectuses if requested by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.

Annex A

Transcript of the Mike & Mike Broadcast

STATION:	ESPN News

Date:	06/05/2014

PROGRAM:	Mike & Mike

Mike Greenberg, Co-Host:

Our next guest is cool.

Mike Golic, Co-Host:

Every time I see him in person, I love him. Every time I see him in person, I hate him.

Greenberg:

Well, because I know why.

Golic:

Because I just feel so physically inferior.

Greenberg:

He’s so good-looking. Vernon Davis is with us in our studio, 49ers tight end. There’s a lot to get to. The first thing, I’ve said this before about you, so I feel like I have to say it to you, if I was you, I would not own a shirt.

Golic:

No.

Greenberg:

I don’t know why you have a shirt.

Golic:

You have a beautiful coat and tie and you look fantastic right now. Why do you have a shirt on?

Greenberg:

Why do you have a shirt on?

Vernon Davis, Tight End, San Francisco 49ers:

You know what guys, I’m elated right now. You guys are way too kind right now. Thank you.

Greenberg:

See if someone said that to us, they’d be being way too kind.

Golic:

I remember when we were doing the Monday night games and one of them was him and I remember we talked to you when you came in the weight room or the area off the weight room where we talked to him, and I said oh, my god, how did I ever play when I’m looking at that.

Greenberg:

A couple of moments, now were embarrassing poor Vernon Davis…

Golic:

Yeah we are.

Greenberg:

Who came into our studio nicely, and there’s so much to get to with you this morning including your contractual desires, and your teammate Colin Kaepernick’s new contract, and everything else. There’s two things from your past I’d love to get into, a moment that could have been the worst moment of a person’s career and how you have said many times it turned out to be the best moment of your career. When Mike Singletary sent you off the field once, years ago now, at the time I think we all wondered if that wasn’t gonna be the end of Vernon Davis in San Francisco and instead how it has turned into, and I saw the wonderful piece you and Mike Singletary did before the Super Bowl a couple of years ago, how it’s turned into the best moment of your career. Can you explain that a bit?

Davis:

You know what, it’s all about evolving, and as a young guy coming into the NFL it was all about me, me, me, me attitude. And I had to realize that it was more about the team than myself. And once you get that part, it’s all downhill after that. You figure it all out. You become a better person, too.

Greenberg:

That’s interesting. As a player, Mike do you get that? I mean for you it was always about you.

Golic:

Well, yeah. But a player does feel that way. As I said, whether you’re a star or average player, you feel invincible, that you can do anything, even though if you’re getting beat on the field, you can win that next play. You always have to have that mental thought about yourself so you have a lot of confidence in yourself.

Greenberg:

Was it Singletary who taught you that? Did you learn that lesson from him and because of him?

Davis:

Life lessons, life lessons. Some of it was him, you know, I can’t give it all to him, even though I am grateful he was in place to help me get from here to here. It’s all about just growing in life.

Greenberg:

And then the other one is the unforgettable moment where you catch the touchdown that wins that playoff game against New Orleans a couple of years ago. There were a few sort of memories as a fan that will always be stuck in my mind and the reaction you had after you caught that. Can you describe that moment, again, having been through everything you’d been through, having put together the season you had that year and then to have that moment where you make that huge play to win a game, the emotions you had at that moment, because you’re obviously—it was easy to see on your face.

Davis:

Wow is what I say when I think about that moment. That was a very emotional moment for me as well as my teammates, because that was the first time that we advanced so far, and we were just so honored to be in that place. It was just something that we’ve never seen before and we all dream about making that game-winning shot. To me that was the game-winning shot. It was put in my hands. I had something to do with that, as well as Alex Smith and the rest of the team. Because without them it wouldn’t have been possible, but it was just a place that we had never seen.

Golic:

Vernon Davis, tight end for the 49ers joining us in studio here at Mike & Mike. The one thing I’ve always told Greeny when we talk about the money side of it, we all love to play and wanted to play but players always understood when another player—when it was business time, when it was about money they understood, you do what you gotta do to try and get—and get your money. So Colin Kaepernick signs, I would imagine you’re happy for him, but on the other side of it, is there a thing like wait a minute, I need to be taken care of as well, from the business side of it?

Davis:

You’re right, there’s always a business side. There’s personal and there’s business. I’m not the one to complain about anything, I just take it one day at a time and everything else takes care of itself. So I don’t want to put it out there that hey, you guys pay me, pay me, this and that. I just let everything take care of itself one day at a time. I am extremely happy for Colin Kaepernick, I think he deserves all the good things that come his way, and I couldn’t be more happier.

Greenberg:

Your circumstance, you’re not at OTAs, is it your anticipation or your plan, that until you have a new deal, you won’t be there?

Davis:

Well OTAs aren’t mandatory. It’s not a—I don’t have to be there. So I just…

Greenberg:

That’s why the word optional is in it.

Davis:

Yeah. I just refuse not to go.

Golic:

I mean, you know, the reality of it, it’s the only way a player can have his leverage. Listen, I get that. And while players—I know, I always say players shouldn’t talk about amounts of money, but you know what, when you’re trying to get a deal, listen, it’s about leverage. And really a player’s only leverage is to not be there to play for them. So I completely get it. It’s the only way you really have, whether it’s OTAs or whether it gets into camp, when things start to become mandatory and if you choose to skip then, I guess you’re waiting for that situation. But what does your mind say about that?

Davis:

You’re right. You’re right. I guess if something is mandatory and the guy’s not there, I guess all the heat starts to rise at that point. I get it. I get it. But like I said, only time will tell and you take everything one day at a time.

Greenberg:

And they need to take care—I’ve said it a million times, the player should get what he can when he can because they would turn around and do the same situation. Okay Vernon Davis is here. Couple other things to get to with you, and I’m fascinated by this program you’re involved with as well.

Golic:

Really, I am too.

Greenberg:

But there’s two things I have to ask about. I’m gonna give you one word. What is one word you would use to describe Jim Harbaugh?

Davis:

Charisma.

Golic:

I use psycho.

Greenberg:

I was going to say crazy.

Davis:

I think he has a lot of charisma. I mean there’s a mixture, crazy, charisma, you name it.

Greenberg:

What’s it like playing for him?

Davis:

It’s a lot of fun. It’s a lot of fun. Harbaugh he is just different. He’s a different guy. You have to respect that. He’s the man that’s made for this job. A lot of guys can’t do it, they can’t handle it. But he’s made for it.

Golic:

Do you guys ever want to take up a collection and buy him a nice pair of jeans or something and get him out of the khakis?

Davis:

We’ve already tried, he won’t do it.

Greenberg:

So has his wife. The other one I want one word, what is one word you would use right now to describe right now the rivalry between the 49ers and the Seahawks?

Davis:

Brutal.

Golic:

I like that.

Greenberg:

I can’t imagine how heartbreaking that loss had to be last year.

Davis:

Heartbreaking. You make it that far and then you fail, it can be very disappointing. Just for all of us, for the whole group, we were very disappointed because we expected ourselves to go further into the playoffs and go to the Super bowl. Had we won that game, we’d have been playing in the Super Bowl.

Golic:

Is there dislike on the field between you guys?

Davis:

I think so. I think now at this point, yes, I would say so.

Greenberg:

Do you hate Richard Sherman? Everything that happened with him and Crabtree, is that the emotion?

Davis:

I actually love Richard Sherman. I think he’s a great player, I think he’s very talented. I don’t have anything negative to say about him. Him talking, it just gets us fired up. So it’s actually a good thing that he talks because sometimes guys need that spark.

Greenberg:

Okay and I’ve been fascinated by this ever since it started, Vernon Davis is here on behalf of Fantex, f-a-n-t-e-x, who allows you to buy stocks linked to the brands of professional athletes like yourself. I’m fascinated by this concept.

Golic:

Me too, yeah.

Greenberg:

Can you explain to our listeners what that means?

Davis:

Well Fantex is a brand-building entity; they’re there to look at the broader aspects of your brand. So it was actually a no-brainer that I decided to partner up with these guys. And as a young man, it’s all about being the C.E.O. of your brand. We hear so many stories about different athletes who go broke and they’re in this situation, that situation, they need help. But if they can actually take over and just take over their brand and that includes everything, from the finances, to playing on the football field and just having that balance, you know. You have that balance and all of a sudden the world changes, the world of sports, it changes because you have this guy who is taking over, he’s the C.E.O. And now this company called Fantex who is right there to help this young man go and reach his potential, not just as a football player but as a C.E.O. of his brand.

Golic:

But you can buy and sell stock linked to your brand, though, right?

Davis:

I can’t. They control it.

Golic:

No, no, no, not you, not you.

Greenberg:

But fans listening.

Golic:

Fans can.

Greenberg:

They can buy stock…

Golic:

So they can buy stock in you?

Davis:

Absolutely.

Golic:

To me that’s amazing amazing.

Greenberg:

Me too.

Golic:

And you want to talk about a buy situation in Vernon Davis…

Greenberg:

I’m buying…

Golic:

Are you kidding?

Greenberg:

And you can follow Vernon Davis on twitter @vernondavis85. It’s great to have you here, thank you so much, enjoy your day.

Davis:

Thanks guys, I appreciate it.

Golic:

Good to see you.

Greenberg:

Vernon Davis, 49ers is here with Mike & Mike.

* * * * *

Annex B

Transcript of the FT Broadcast

STATION:                                  ESPN

Date:                                                                  06/05/2014

PROGRAM:                         Football Today

Robert Flores, Host:

But first let’s talk with Kaepernick’s, one of his favorite targets, pleased to be joined by 49ers tight end, Vernon Davis. He comes to us on behalf of Fantex which is a brand building company that is taking athletes public. And right now marks the first time ever that investors, I.E. you can buy and sell stock linked to a professional athlete. Vernon, first of all tell us a little bit more about how this works and what Fantex is.

Vernon Davis, Tight End, San Francisco 49ers:

Fantex is a brand building entity like you just said. They focus on the broader aspects of the brand. You know, to me I feel that every young man in the NFL should focus on being the CEO of his brand. If he can focus on being the CEO of his brand, then he can take everything that he possesses to the next level. I mean that’s the problem that we have. And that’s why we see so many issues and problems throughout the NFL because guys haven’t really caught on to it yet. But once they catch on to it, this whole Fantex concept and the simple fact that these young men are taking ownership in themselves and they’re investing in themselves, oh you better believe. It will go to the next level.

Mike Williamson, Host:

So Vernon, its Mike Williamson here. Are you talking on and off the field with this?

Davis:

I’m talking post, pre and post-career, absolutely.

Williamson:

Okay.

Flores:

And fans just…they can go to the website and they could buy stock in…in Vernon Davis or what, whatever other athlete has, has agreed to, to sign up with this company. Is that, is that correct?

Davis:

Absolutely. They can go to Fantex dot com but I must advise that whoever wants to invest or get involved, they must make an informed decision, do their due diligence and then make the move.

Williamson:

Okay. Vernon, okay. Well then I got to go into this direction. Is the Vernon Davis stock down right now? Because he wasn’t at OTAs and there’s some rumbling going on or what…fill everybody in.

Davis:

You guys, you guys. I knew this was coming. I knew it.

[Laughter]

Davis:

You know everything takes care of itself. You know, I’m just a man who likes to take it one day at a time. You know, everybody is talking about OTAs but essentially OTAs is not mandatory. So I don’t have to be there if I choose not to. You know, it’s been times in the past where I had missed OTAs and no one complained about it. But all of a sudden, they’re complaining. They’re like he’s not at OTAs. Look back 5 years ago to the exact when I didn’t go to OTAs because I felt like I wanted to train back in Washington D.C.

Flores:

Right. Now what about the, the upcoming mandatory camp June 17th through the 19th? Is that, is that a session that you will be at?

Davis:

You know I don’t like to forecast. If it’s mandatory then I guess I will have to be there, if it’s mandatory. So you know, I just, I’m just going to take it one day at a time from here.

Flores:

When people look at your situation and they see…because at the heart of this reportedly is that you want a new contract. And when people see, well he’s got 2 years left on his new, on his current contract. Why would he want a new contract? You would say what?

Davis:

Well, you know I leave that up to my agent to discuss all that. You know, if I feel a certain way then that’s how I feel. But as far as all the discussions about that topic I will leave it up to him to discuss.

Williamson:

So there’s a lot of contract talk right now, obviously in San Francisco. I mean the big news hit yesterday that the quarterback, Colin Kaepernick signed a monster deal. And he’s going to be here for quite a while and I’m sure you’re thrilled about that. And you’ve got Michael Crabtree’s contract up. You’ve got Iupati’s contract up. There’s some big names going on in San Francisco. You know, what’s your impression of keeping Colin around for a while?

Davis:

I think it was a smart move. It was a very wise decision on the 49ers end. Because Colin Kaepernick, he is a…he’s one of those duel threat quarterbacks. He can do it all. He can run. He can throw. He’s becoming a mature leader in the locker room and on the field. So I’m excited about his career. I’m excited about his extension. And everything that he, that he gets he deserves it. Because he’s been through so much. He’s been up. He’s been down. He’s just…he’s a man of… that has endured so much pain.

Flores:

Vernon, you talked about his, his maturity as a quarterback. And tell us a little bit about sort of how he’s matured from you know, from your perspective and how that has sort of manifested itself from you know, as a young quarterback to, to where he is now.

Davis:

Well, when Colin first came in he was behind Alex Smith. And suddenly one day he started to pick up on the offense and he had gotten better. Harbaugh saw it and he put him in the spot so that he can, he could show that…show that what he could bring to the game he can actually do it. And he actually did it. He, he’s just, he’s just one of those guys. And I’m just honored to be part of the team and playing with him. Because the future’s bright for us. We just have to continue to stay together and play as a team.

Williamson:

Vernon, when you were in high school I was actually the recruiting assistant at Pitt [phonetic] and I’ve watched your high school tape. And you were one of those guys that made your jaw drop even back then. And you know my time at Pitt, you know Larry Fitzgerald used to do that on a day by day basis at practice. Is Kaepernick that type of guy too, with his arm strength and his unbelievable athleticism that just, every day at practice you’re not sure what you’re going to see?

Davis:

I guess you can say that. He’s a, his arm is really, really strong. He’s strong. Sometimes you have to tell him to calm down a little bit.

[Laughter]

After he dislocates a finger or two. You have to let him…hey look, look. Fall back a little bit buddy. But yeah, he’s just a tremendous athlete. He’s definitely a great, great player and he has a lot of potential to grow even stronger.

Flores:

Vernon, when you look at the division that you guys are in, obviously it’s the defending Super Bowl Champions, Seattle Seahawks are in there. But it’s almost like it’s, it’s an arms race in that division. Not only with Seattle but with what Arizona and with what St. Louis is doing. Just talk a little bit about the, the competitive nature that is the NFC West.

Davis:

The NFC West has evolved into just this, this…they’re just, it’s just so much talent in the NFC West. When you look at each and every team, I mean they’ve got guys that are just oozing with talent. I mean, it’s unbelievable what these teams has [sic] done with these players, bringing them in and getting them caught up to speed. And you look at a guy like Colin Kaepernick who came in. No one really knew who he was coming in because he didn’t get drafted as high. But he got there. He worked extremely hard and he did everything that the coaches asked of him. And all of a sudden, now he’s one of the biggest quarterbacks in the league.

Williamson:

Vernon, you touched on, we mentioned Seattle and they’re obviously the Super Bowl champs. And I kind of look at you now as the best rivalry in the league and you mentioned the best division in the league. I very much agree. What’s it like playing in Seattle though? I mean is it really as difficult to hear on offense as it appears by watching it on TV?

Davis:

It’s very difficult to play in Seattle. It’s so loud. I don’t know if I’ve ever played on a field that was as loud as Seattle. You have to really be prepared. Because if you’re not you can make a ton of mistakes. So, usually when we play them we usually go off of signals because that helps us as far as the play calling and getting the plays. Because guys can’t hear. I mean even if you’re tight, you’re in the huddle you still can’t hear. So we, we always have to come up with the best strategic plan possible in order to defeat that team.

Flores:

What I like about the rivalry that your team has with, with Seattle is that when you’re watching, even if you’re watching from home, the quote, unquote dislike that the 2 teams have for one another. It just pops off the screen. I mean you can tell there is some really, bad blood. And it’s heated. I’m sure there’s a lot of respect going back and forth but you can tell that the games and the outcome just mean so much. And what’s at stake is always, the stakes are always high, no matter when you guys are playing.

Davis:

Oh yeah, the stakes are high. They’re high, you better believe it. I mean you’ve got guys out there twisting each other’s arms, breaking each other’s fingers.

[Laughter]

Flores:

And that’s just Richard Sherman, right?

Davis:

No, Richard Sherman is just a talker. He likes to talk. You know, we just let him talk. You go over there, Richard Sherman in the corner, you talk buddy. Go ahead just talk.

Williamson:

How about Chancellor?

Davis:

Kam Chancellor, he’s a hard worker is what he is. He’s fast. He’s athletic. He’s big and he can hit, he can hit. You know, I’ve been a victim of his, of some of his hits.

Williamson:

I’m sure you’re paying attention to the, to the Jimmy Graham contract situation. And I don’t want to talk about your contract. I mean that’s not our business to be quite honest with you. But it’s really unique. I mean he’s, he’s petitioning the NFL right now that he’s a wide receiver. And frankly I don’t really think he really has much grounds to stand on. But I mean he lines up outside the formation more than most. And you know, what’s your thoughts on that? I mean I’m sure you’d love for him to be designated as a wide receiver from where you stand. But you know, how do you think that plays out?

Davis:

He is a wide receiver. He’s a wide receiver.

Williamson:

Why does he got the tight end meeting every day?

Davis:

You know what, sometimes, sometimes you know you’re labeled as something. But if they’re having you do the job of, of the next… the same job that the next player’s doing. Then you deserve the compensation that that player’s getting. You know, it’s like…it’s the same thing as saying…it can go for everything. You can relate this, this situation to anything, you know. He’s, he’s a wide receiver. He’s a tight end that deserves wide receiver money in my eyes. I mean if I was the owner, I would give it to him. I mean he’s, he’s remarkable.

Williamson:

He is remarkable.

Flores:

He is definitely a unique athlete. When you talk about your team obviously it starts from, it starts with Jim Harbaugh. What’s it like to, to play for him?

Davis:

It’s a lot of fun. It’s exciting to play for Jim Harbaugh just because of his charisma, his attitude, his enthusiasm. He’s just, sometimes he’s, he can seem like he’s just all over the place. But it’s pretty cool to have a coach like that with so much energy. Because guys feed off that energy. And he’s just always, his presence is always filling the room, you know. You can feel the energy. And we, we love him, we love him. We think he’s great. He’s probably one of the best coaches I’ve ever had.

[Beginning of audio clip of Coach Jim Harbaugh]

It fires me up, it fires me up a lot.

[End of audio clip of Coach Jim Harbaugh]

[Laughter]

Davis:

Fires me up, fires me up a lot.

[Laughter]

Flores:

That’s pretty good.

Williamson:

What’s his other, turkey gobbler?

[Beginning of audio clip of Coach Jim Harbaugh]

Just gobble, gobble, gobble turkey, from jive turkey gobblers, you know.

[End of audio clip of Coach Jim Harbaugh]

[Laughter]

Flores:

Yeah, I don’t even know what that means but we love it.

Williamson:

Vernon, we talked a little bit about Jimmy Graham just a minute ago. And it leads me to my next question as I think the tight end position, just in the big, you know outlook of the NFL right now is as interesting as any. It’s changed so much. There’s so much asked of you guys. You know, how has the position even changed in your career? I mean when you came to the league as opposed to now, all these basketball players turned tight ends. And just things have changed dramatically at that position.

Davis:

It is pretty interesting that you, you know, since you said that. I think that it is pretty unique because when I first got in the NFL, I had all these line backers trying to cover me. And you know I struggled a little bit.

Williamson:

Best of luck.

[Laughter]

Davis:

They were covering me for about a year. And then that next year, they started putting safeties on me. And then after that, they started putting DBs on me. So I just watched it evolve and the better you know I tried to get and the more the coaches coached me up, I just kept evolving, kept evolving. And all of a sudden, you know I looked around and it’s like. Now they have 2 guys, 2 guys on me and maybe sometimes it’s one guy above, one guy above me and the guy over top of me. It’s pretty interesting to see the game evolve and just, and grow.

Williamson:

Vernon, let’s say you break the huddle and there’s a pass play called. You’re probably the primary option. Can you just kind of run through your head what’s, what your thinking is the second you hear the play call? Where your eyes are? You know what are you trying to diagnose? Coverages, feel, how do you adjust your routes, you know how do you sell it? And what’s your favorite play or you know, just give somebody a play in the life of Vernon Davis when there’s a great chance you’re going to get the ball.

Davis:

Well, if it’s a great chance that I’m, that I’m getting the ball. I hear the play call. I get excited. Sometimes I get so excited, I just start drooling.

[Laughter]

You know, I just, I just anxious, anxious. So I hear the play. I get up to the line. The ball snaps, just say it’s a seam route, a seam route. There’s cover, cover 2. I have to make sure that I’m keeping my eyes up, I give a good hard plant to the outside. If I’m on the right side, I’m giving a good hard plant to the right side. And I’m staying real, really, really skinny on the inside shoulder of that safety. So that I can stay away from the backside safety and I can leave room for Colin Kaepernick to throw the ball and I can make the adjustment.

Williamson:

And you want him to throw it to the inside between the 2 safeties.

Davis:

Right. And the reason that I’m staying tight to the safety on my side, so that, that safety…the backside safety won’t have a chance to break on the ball and interfere with it.

Williamson:

And you can shield the other safety with your big body. And Kaepernick puts it where you want it and go get sick.

Davis:

That’s right, with my big body.

[Laughter]

Flores:

Vernon, how long did it take to, to get over the loss in the NFC title game?

Davis:

It took a little while. It was, it was pretty emotional. I can’t really speak for my teammates because you know, I don’t know how long it took them. But for me, it took about 3 weeks. I think I sat at home on the couch just flipping through channels, didn’t know what to do. I was really, really miserable, had a hard time getting to New York for the Super Bowl for a few appearances. I didn’t want to be there just because I felt like we deserved to be there. And we didn’t quite make it. But, you know there’s always another opportunity. And that’s what I get excited about. I get excited about the next opportunity that we have waiting for us.

Flores:

Did you watch the Super Bowl?

Davis:

I didn’t.

Flores:

You didn’t?

Davis:

No. I apologize but I didn’t. What am I apologizing for? I shouldn’t be apologizing.

[Laughter]

Flores:

Yeah, you don’t have to apologize. If you don’t want to watch it, that’s up to you.

Davis:

Yeah, I don’t have to watch it.

Williamson:

Vernon, I’m going to get back to that in a minute. But I’ve got one more tight end question for you and I don’t think it’s an accident that you rarely see rookie tight ends come in that first year and excel. And you know you guys drafted Vance McDonald pretty high this past year. Obviously he’s behind you on the depth chart, but there’s just so much asked of the tight end position nowadays. Do you think that’s really what it is of why it’s such a difficult position to acclimate to?

Davis:

I think so, I would say so. Because there’s so much we need to know. I mean you have to know the blocking, you have to know how to play wide receiver. You have to pretty much be on the same page as the quarterback at times. You have to get the signals down. I mean, they, they ask so much of us that when it comes to getting everything at a fast pace is, it can be extremely difficult. So for a rookie tight end coming in it’s going to take some time to really grasp the entire offense as well as crafting the position.

Flores:

Vernon, off the field, in addition to your various business interests you have, you own a Jamba Juice in the Bay area. You’re also an artist. Tell me, tell us how that came about and what is it about, about your art that, that gives you, that gives you joy, gives you pleasure off the field.

Davis:

It was back in 2005 where I was taking a criminal justice class and you know I had this academic counselor who inspired me to pursue art. I didn’t know which direction I really wanted to go with it but I felt like I was free when I was in these classes. So I came back to the office and I said, you know what, I’m going to change my major. And from that point on, I never looked back. I just kept pursuing art and I just kept falling in love at the same time.

Flores:

And you’ve had, you’ve had showcases at art galleries and things like that. Have you, have you sold pieces of art or is it something that you just do for, for your own satisfaction and you don’t necessarily have any pieces up for sale?

Davis:

Well, well just to let you know the art that I sell at Gallery 85 is through my foundation, the 501(c)(3), the “Vernon Davis foundation for the Arts”. You know, this foundation is really dear to my heart because it allows me to empower underprivileged youth within the Bay area. And I expect to go other places like Washington D.C., Miami, Indianapolis. Just to persuade and give some insight to these, these young men and young women so that I can inspire them to do whatever it is that they want to do. Whatever it is that their heart’s desire and whatever they aspire to be. Because it takes me back to high school when I was afraid to pursue art. I was afraid just because of my environment, the area that I grew up in. And it’s pretty sad that I sit here and I say this. But it’s true. This is what’s happening in America. It’s happening all over the place. It’s happening all over the world. So, that’s why this foundation is really dear to my heart and it means so much to me.

Williamson:

Vernon, that’s great what you’re doing with the foundation. And unfortunately I think a lot of fans out there don’t realize a lot of good that the NFL players do. You guys are paid very well and you deserve every penny. But a lot of, a lot people out there like yourself give back to the community. And I just want to make everyone aware out there that’s listening that a lot of more people do that than the general fans realize.

Davis:

Yeah, and that’s why it’s imperative that the NFL pay these players because they’re giving back.

[Fake sobbing by Davis]

[Laughter]

Flores:

Vernon, you also…I mentioned the, the rivalry with the Seattle Seahawks. And you were recently on “Mike and Mike” and you…they asked you one word to describe the rivalry and you, you said brutal. Just take us on game day when you know the Seattle Seahawks are the opponent. How much extra juice do you have flowing through you when you know it’s Seattle that’s, that’s on the other sidelines that game day?

Davis:

Usually I drink orange juice, but its apple juice, lemonade, pomegranate, everything in it man. It’s all the juices that you can you possibly think of. I mean, it’s, it’s a battle, man. These, these guys are really good. You know, they give us a run for our money. If you’re not on your A game, look, you’re not going to have a good day. And we know that. Before we face this team, we know what we’re in for. We have to be detailed. We have to be specific. We have to be bold. We have to be on it. We can’t make any mistakes. We can’t let our heads down because the moment we do is the moment we’ll fall, flat on our face. So the, the point I’m making is that we have to hit these guys hard. We have to hit them fast because if we don’t get ahead, these guys will win. So we have to get ahead. We have to stay ahead. And we have to be really, really detailed when playing this team.

Williamson:

Obviously, the Niners have been known as a very strong, defensive team. But if you look at this off season, this offense all of a sudden is loaded with playmakers. I mean, you guys are deeper at every skill position that I can remember. I mean I think the face of the team might change just a little bit. And then another unrelated question how much of an asset is having a brother in the NFL?  I mean that has to be a wonderful thing to be able to rely on.

Davis:

So which question are you asking me, the brother part or the…?

Williamson:

Either, both please.

Davis:

Well, as far as being the offense, yeah. You know, Harbaugh I guess he’s been reading, “The Art of War”. So he went to get…to upgrade the offense. But no. It’s great that we added Stevie Johnson and Brandon Lloyd. You know, they just added value to the roster and it’s great. It’s great to have those guys and I look forward to getting on the field with them. And as far as having a brother in the NFL, there’s nothing better. There’s nothing better. He’s just a, a unique individual. Vontae, you know Vontae Davis is just oozing with talent. I tell him all the time. I say, you have some unique skills, man. You just have to continue to keep working, stay consistent and just keep fighting. And it’ll pay off. You’ll get to where you’re trying to go but he’s, he’s definitely a tremendous talent.

Flores:

49ers tight end Vernon Davis, one of the athletes that’s currently being traded on Fantex. If you want more information, go to Fantex dot com. That’s F-A-N-T-E-X and right now Vernon. The last price I’m looking on the website here that you’re being traded at $11.20. I know you’re hoping that that number goes through the roof.

Davis:

Woo-hoo. I hope it goes through the sky.

[Laughter]

Flores:

Vernon Davis, E.J. Manuel, Arian Foster among the other athletes being traded on Fantex dot com. Vernon, we appreciate the time, great stuff. Good luck this season. Stay healthy. And hopefully we can chat down the road.

Davis:

Thanks guys, thanks for having me.

* * * * *

Annex C

Transcript of the SC Broadcast

STATION:                                  ESPN

Date:                                                                  06/05/2014

PROGRAM:                         Sports Center

David Lloyd, Anchor:

To football, Colin Kaepernick got paid. The Niners quarterback, a six-year contract extension worth $110 million dollars. Kaepernick got a $12 million dollar signing bonus. That is low for a contract of this magnitude. The deal was structured to help the Niners sign other players. The fancy pen there for Kap. We’ve got one of the other players now. Niner’s Pro-Bowl tight end Vernon Davis joining us here. You hear about this contract, your quarterback getting a big deal. What first goes through your mind Vernon?

Vernon Davis, Tight End, San Francisco 49ers:

I’m, like, wow, amazing. When I saw the numbers, I’m, like, wow, this is incredible. He deserves it.

Lloyd:

Why so?

Davis:

Because he’s just a hard worker. He works so hard. And if you look at his story, where he come from and all that he’s been through, you look at a man like that and you say wow, he deserves all the good things that comes his way.

Lloyd:

okay, and it’s actually good for guys like you, as we went over with Adam Schefter, because it’s a low signing bonus, there’s a little bit more money to go around to take care some of the other players, Michael Crabtree. I know you have a situation going on right now. You have a contract, but you’re looking to make it a little bit better. What’s the situation right now?

Davis:

I would love to make it a lot better. I would love to make it the way I want it, but you know, I look at everything that’s going on. Everyone’s asking me the question why aren’t you at the OTAs.

Lloyd:

You skipped OTAs right?

Davis:

It’s not mandatory.

Lloyd:

It’s about to get mandatory, right, in about ten or eleven days?

Davis:

It is, absolutely, absolutely. I’m just taking it one day at a time right now.

Lloyd:

Do you think you’ll be there for minicamp?

Davis:

I strongly believe that I will.

Lloyd:

You will? Okay.

Davis:

I strongly believe that.

Lloyd:

All right.

David:

Anything’s possible. Anything can change. You never know.

Lloyd:

Let’s go back to last year, the Niners so close so often over the last three years to getting to the Super Bowl and winning the Super Bowl. We go back to you guys are driving, you got the ball last minute, the pass intercepted by Malcolm Smith. What’s going through your head at that point when you were so—it just felt like the Niners were going to take the lead and then it didn’t happen.

Davis:

When I glance back and I look at that moment when we were out there, it’s just — it’s pretty devastating that we didn’t pull it off because, I mean, this team, we work so hard together. And we play together and we play for that moment. We play for the playoffs and the Super Bowl. But when you make it that close and you don’t get it, it’s tough, it’s tough on you. But you know, we get another opportunity. That’s what I tell everyone all the time. You know, we have to keep our heads up because we’re going to get another opportunity. And that’s the most important thing.

Lloyd:

What would have happened if you guys played the Broncos in the Super Bowl?

Davis:

(Laughs)

Lloyd:

I mean, the Seahawks took care of them.

Davis:

Seahawks took care of them. I think it would have been a good fight, would have been a good fight. I don’t have anything negative to say about them. You win some, you lose some. It was just a tough day for the Denver Broncos.

Lloyd:

Now, you got an interesting thing going here with Fantex. I can’t wrap my head around it. Explain to me, I know you’re selling 10% of you. You explain it better than me, go ahead.

Davis:

Fantex is a brand building entity. They focus on the broader aspects of building your brand. And when I think of young guys, I think that every young guy need to be a C.E.O. of their own brand. And that’s the problem we having nowadays is that these guys aren’t stepping in and investing in themselves. So when you look at a company like Fantex, you’re looking at someone—a company that’s willing to step up and help the next young man go from here to there.

Lloyd:

So I can buy shares of Vernon Davis?

Davis:

You absolutely can.

Lloyd:

What are you going for these days? What’s a share of Vernon Davis going for?

Davis:

You just got to look at the—follow the stock market. It fluctuates from $10 to $12 a share.

Lloyd:

Would you put a buy, a strong buy on Vernon Davis at this point?

Davis:

I would.

Lloyd:

Yeah, okay. I hope you would.

Davis:

I would. I hope you would, too.

Lloyd:

Maybe, I’m always looking for a stock tip, so maybe I’ll check it out Vernon.

Davis:

Okay, absolutely.

Lloyd:

While we’re there, we’re going to play buy or sell with you.

Davis:

Okay.

Lloyd:

You ready to go?

Davis:

Let’s go.

Lloyd:

You and Colin Kaepernick in a foot race. You are faster than Colin Kaepernick. Buy or sell?

Davis:

Buying.

Lloyd:

Oh, come on.

Davis:

I’m buying.

Lloyd:

Have you seen Kap run?

Davis:

Kap’s seen me run, too.

Lloyd:

You can bench 500 pounds. Buy or sell?

Davis:

Sell.

Lloyd:

What are you at? What’s your number?

Davis:

Roughly around 340 pounds maybe.

Lloyd:

Didn’t you get up to like 480 at some point in college?

Davis:

You know what, let’s say 405, 410.

Lloyd:

It’s still a pretty good neighborhood. Buy or sell, Richard Sherman yaps more than anyone in the entire NFL?

Davis:

Buy.

Lloyd:

Yeah, what does he say? What kind of stuff does he say?

Davis:

All kinds of things. I don’t listen to him.

Lloyd:

No?

Davis:

I don’t listen to him.

Lloyd:

You ever yap back?

Davis:

No, absolutely, I play the game.

Lloyd:

Buy or sell, Kam Chancellor is the hardest hitter in the league?

Davis:

Are you testing me right now?

Lloyd:

I’m just asking. Just putting the question…

Davis:

You saw when he gave me that concussion, didn’t you?

Lloyd:

You can sell this now Vernon if you want.

Davis:

No, I’m going to buy. He’s definitely the hardest hitting safety in the entire NFL.

Lloyd:

Buy or sell, curling is your second favorite sport?

Davis:

Buy.

Lloyd:

Curling? How did you get into curling?

Davis:

You sound like my teammates now.

Lloyd:

I’m not giving you a hard—I’m just curious. I mean, this is amazing.

Davis:

You know a beat writer came to me, years back, about four years ago and she said, “Vernon I want you to try this sport curling.” I’m, like, what is curling? Got out on the ice and fell in love with it. Next thing you know, the Men’s Olympic Team calling me, asking me to come out and be an honorary captain.

Lloyd:

So you were there at Sochi with the whole crew?

Davis:

I was in Sochi, yes.

Lloyd:

Unbelievable, Vernon Davis, the 49ers Pro Bowl tight end joining us on SportsCenter. Great chatting with you, good luck with Fantex, good luck next season with the Niners.

Davis:

Thank you, I appreciate it.

Lloyd:

Alright.

* * * * *

Annex D

Transcript of the OL Broadcast

STATION:	ESPN

Date:	06/05/2014

PROGRAM:	Outside the Lines

Andy Katz, Host:

Joining me on set San Francisco 49ers tight end Vernon Davis, who is here on behalf of Fantex, which is a site that allows you to buy and sell stock linked to the brands of professional athletes.

So Vernon, how would you describe what it is doing for you?

Vernon Davis, Tight End, San Francisco 49ers:

Fantex is a brand building institute that focuses on the broader aspects of your brand. They expect guys to be the CEO of their own brands. And if you’re the CEO, you are investing in yourself, so that’s what they are in place for. If you are with a company like that, a reputable company, you can only hope for the best.

Katz:

Your stock started at $10 on Wednesday, it’s now up to $11.20 as of early Thursday. How would you define your brand?

Davis:

I think of my brand as transformative. I say that because if you look back at my life, what I have been through from growing up in the neighborhood I grew up in, and not having my mom and dad around, then getting into the NFL and running across Mike Singletary, the incident we had a few years ago…

Katz:

And we’ll talk about that in a second.

Davis:

Okay and then being able to come out of that and make something positive out of it. So that is, to me, is transformative.

Katz:

In this realm why should people invest in Vernon Davis?

Davis:

Because whenever you invest in anything you make an informed decision. So if you are going to invest in me, do your due diligence. Make sure you look at the pros and cons, the risks versus the rewards and make a move.

Katz:

How transparent are you going to be with injuries in terms of letting investors know what your injury status is?

Davis:

Well, as far as injury, I have to let them know everything. You can’t hide anything. As far as suffering the injury, that is just something that is out of my control. You never know when you are going to come across an injury.

Katz:

So how will you deal if there is a potential conflict with the coaching staff or franchise as to how much information should get out about your playing status?

Davis:

Well I leave that up to Fantex, that’s their job. My job is to play football and wear the red and gold for the rest of my career and just deal with business outside of football.

Katz:

Alright, let’s get to that, Colin Kaepernick, your quarterback, signed a six-year $100 deal million deal. You talk about playing there the rest of your career. How will that affect the locker room for him to take up that much money with the 49ers?

Davis:

I don’t think we have anyone that is envious on the team. He deserves what he deserves, he got it, and I wish him the best. I’m sure my teammates are the same way. They always wish Colin the best and hope the best for him. You couldn’t give it to a much better guy than Colin Kaepernick. When you look at Colin Kaepernick, he exemplifies what it takes to be a leader. He’s just that. I’m elated for him and the success that he has had throughout the last couple of days.

Katz:

Now you are one of the highest paid tight ends in the game, but how will that kind of a deal play into your next negotiation?

Davis:

I don’t know. I will let it take care of itself. You can only take it one day at a time and that is what I plan to do. I know a lot of people having conversations about me not being OTA’s, but let me tell you, OTAs are not mandatory. I took it upon myself not to be there and that is that.

Katz:

Why?

Davis:

Just because I felt like I can get the training somewhere else. I missed it five years ago to be exact, and no one complained, and now all of a sudden everybody is complaining.

Katz:

Well they’re seeing you obviously on all these networks. Alright June 17 to 19 is the mini camp, which is mandatory. What is going to be your status for that?

Davis:

Well it is mandatory so I guess I’m supposed to be there.

Katz:

And you will?

Davis:

I guess so.

Katz:

Okay, you mentioned Mike Singletary. He called you out publicly after that game in 2008. He sent you off the field.

Davis:

Right.

Katz:

How would you compare playing for Singletary and now for Harbaugh?

Davis:

They are totally different. Mike Singletary is more of a disciplinary coach. Harbaugh, he’s the kind of coach that sits back and lets you do what you want, but he trusts that we are being men and handling our responsibility and we are being good leaders on the team.

Katz:

How do you think Mike Singletary, if he were still coach of the 49ers would have reacted to you now selling your brand?

Davis:

Well it is out of his control. He has nothing to do with it. This is my decision, and from a business standpoint it makes a lot of sense for me to partner up with a company like Fantex.

Katz:

What was the reaction from the 49ers organization?

Davis:

They strongly support it. I know the NFLPA supports it and it is pretty much out of their control. All they have to do is sit back and watch football.

Katz:

Let’s go to the locker room. Jonathan Martin, who is the alleged victim in the bullying situation with the Dolphins, is now going to be one of your teammates. How welcome something that 49er locker room for Jonathan Martin?

Davis:

Very welcoming. We are not going to oppose him. We accept him with open arms. Just because he had a situation in Miami don’t mean that he’s going to bring that situation to the San Francisco 49ers. We don’t expect that. It seems like he’s a good guy. I never had a chance to meet him, but I’m sure once I meet him he’s everything that I expect, a good guy and a good man.

Katz:

How prevalent is the issue of bullying in locker rooms?

Davis:

It is very prevalent. Bullying is not good; it’s not a good thing. I don’t really hear guys talking about bullying; I don’t see it in the locker room. That is just a topic that we tend to stay away from because it is very sensitive because you have kids all around the world. You have kids that are taking their lives because they are getting bullied in high school and grade school. It is absolutely crazy.

Katz:

Michael Sam not on your team, but in the division with the St. Louis Rams, assuming he makes the team, first openly NFL — first openly gay player in the NFL. How welcoming do you think locker rooms are in the league for an openly gay player?

Davis:

I think it is going to be challenging at first.

Katz:

In what way?

Davis:

Just because it is new, it is different. It is the first time a guy comes out and says that he is gay. But I don’t think there is a problem with that. If that’s him, let that be him. That is his decision, I’m sure he is a respectful young man that will stay to himself and respect the locker room and the players.

Katz:

The head of the NFLPA Demaurice Smith was pretty outspoken in an interview last week talking about a credibility gap with the Commissioner Roger Goodell and the way he disciplines players versus owners. How do you think Roger Goodell has handled that?

Davis:

I’m not sure. That is not my realm, so I tend to stay out of that and let them handle that. My only piece is just playing football, and focusing on being a leader for the San Francisco 49ers.

Katz:

So, Vernon, you are from the Washington, DC. area and played at the University of Maryland and a hot topic right now is the name of the football team the Washington Redskins. A week ago Demaurice Smith, as I mentioned, the head of the NFLPA, was very clear in talking to ESPN and others and saying that the name is a slur. Adolfo Burch from the NFL came on this program and said the name, the Washington Redskins, is not a slur. You grew up in the area. What is your opinion as to whether or not the name the Washington Redskins is a slur?

Davis:

To me this is a sensitive subject. There’s a lot of people within the Washington, D.C. area who associate a lot of good things with the name Redskins. So, who came up with this? There is a lot of questions that need to be asked in this kind of situation. Because it is just sensitive. I think it is up to the team owner and the team to figure this all out. But if you have to ask me, it is not up to me.

Katz:

But is the word Redskins slur or not as it is defined?

Davis:

As it’s—well, the name has been there up until now, so I mean, I don’t know. I’m not sure. I mean it doesn’t sound like a racial slur to me, no. But everyone has their own opinion about this whole situation that is going on with the Washington Redskins. Like I said, it is very sensitive.

Katz:

Vernon Davis, I appreciate you coming on the show. Thank you.

Davis:

You are welcome.

* * * * *

Annex E

Transcript of the SXM Broadcast

STATION:	SiriusXM

Date:	06/08/2014

Zig Fracassi, Co-Host:

Of course Vernon Davis in the news this week, wanting to enhance his brand and apparently he may do so through Fantex, a brand-building company that purchases a minority interest in an athlete brand and works to increase the value of the brand. And the man who knows rather well about this, the CEO of Fantex Brokerage Services Buck French, with us here on Sirius XL NFL Radio. Buck, it’s Zig Fracassi and Alex Marvez, how are you this morning?

Buck French, CEO of Fantex:

Good, Zig and Alex, how are you guys?

Alex Marvez, Co-Host:

We’re doing great. Congratulations on a great week for Fantex, because a whole lot of buzz about this company, you did a great series of media rounds with Vernon Davis this past week and a I think a lot more folks are finding out what Fantex is all about. So if you don’t mind, for the layman, could you please enlighten us at to what is going on with Vernon Davis, the concept of Fantex and how all this came about?

French:

Sure. So as you guys mentioned in your opening, you did a pretty good job, we acquire a minority interest in the future cash flow stream associated with an athlete’s brand, in this case Vernon Davis. So we bought 10% of what he makes both on and off the field. Things like his NFL playing contract, endorsements and appearance fees and importantly his post-career, should be become a broadcaster. In exchange for the 10% interest in that, we paid him $4 million. And we financed that $4 million by selling shares to the general public at Fantex.com. And so the real concept around this is to help build the athlete’s brand beyond just being an athlete, but show the multi-dimensional aspects of them, and we see the ability to actually create a financial interest for the general public in the success of that brand as a way in which to help us do that.

Fracassi:

Did you have to go through NFL or NFL PA channels to do this?

French:

So we absolutely spent time with the NFL PA, Dee Smith and [inaudible] and the crew over there. We thought since we were working with players it was important that the Players Association was on board with this.

Marvez:

Now, Vernon Davis was not the original choice to launch the Fantex brand, so to speak, it was Arian Foster. He had back surgery, understood that, you know, you take back the IPO at that point and rebrand Vernon.  What was it that appealed to Fantex, if you don’t mind from Vernon’s account, why did he want to sign up with Fantex and also, what are the athletes that you’re targeting? Because I know E.J. Manuel and Mohamed Sanu are two other NFL players that you’re working with.

French:

Yep. So all of those guys we would’ve been happy to make the first one we announced with, it just happened to be Arian Foster was the first in the queue. All of these guys—and many athletes, whether it’s football athletes, baseball, golf, what have you—have much more to their brand than just what they do on the field or on the course. And so we look for multi-dimensional individuals that have varied interests, that we believe that an audience can be built around that’s sustainable over time. The audience that Michael Strahan, for example, has today versus what he had in his playing days is very different. There’s still the sports enthusiasts, but he also has, you know, the 55-year old female now, because of his work on the Kelly and Michael show. So the idea is, the goal is to create a diversified audience around the athlete brand that ultimately allows sustainability when they stop playing.

Fracassi:

Chatting with Buck French, the CEO of Fantex Brokerage Services, you can follow at @buckfrench on Twitter. So the initial public offering was made and over 420,000 shares were sold on Vernon, right?

French:

Correct, yep. It was successful. We were excited to close the transaction and the stock is out trading in the secondary market. The IPO price was ten bucks, I think it closed on Friday at $11.80. A week ago we also declared—maybe it was two weeks ago now—declared a $0.70 per share dividend, so as Vernon Davis earns the brand income, we collect our ten percent share of that, with the goal of dividending the vast majority of that out to the shareholders.

Marvez:

Buck, one of the things that really piqued our interest on Sirius XM NFL Radio this past week was a call—and we have pretty sharp caller, man—and he said, is this Vernon Davis contract situation a result of his relationship with Fantex? Because maybe the more money that he makes as a tight end, through his contract, the better his Fantex stock would be and it means more money for Vernon. What can you say to something like that?

French:

That’s not part of our responsibility. That would be his on-field contract negotiations, he has a contract agent for that. We own 10% of his brand income, Vernon owns 90%. So, you know, Vernon’s going to do what’s best interest of Vernon Davis and ultimately his brand will translate into that. But no, we didn’t sit down, saying you should not participate in OTAs or anything of that nature.

Fracassi:

Where would people find—I know the ticker label is VNDSL—what is that on, the Dow Jones or New York Stock Exchange? Where is that?

French:

So the security trades at Fantex.com, so we have a license through the SEC marketplace that allows the stock to trade on a secondary market. We don’t trade on the New York Stock Exchange or the NASDAQ. The ticker symbol—because again this is a regulated, SEC-registered security—the ticker symbol VNDSL, if you put it in Yahoo! Finance, it’ll pull it up.

Marvez:

Buck, what was the inspiration in that, let’s say Hollywood actors, for example or actresses, or musicians, I mean, Madonna, Prince, you know, I guess I’m dating myself here—

Fracassi:

Alex Marvez.

Marvez:

Justin Bieber, whoever it is, there’s nothing I believe of this kind regarding them, so what was the genesis of making professional athletes the focus of a company like Fantex, and why hasn’t anyone else done this maybe, or maybe they have in other walks of life with individual people and their branding and marketability?

French:

So the idea of Fantex is not now, I mean people have attempted this in various forms unsuccessfully over time. The aspect of this that is different is that others just tried to make it a financial transaction, and this is absolutely a real investment, with real risks and rewards associated with it. But at Fantex, we really believe that the key thing that makes this different is the idea that we’re going to help and the goal is to develop a sustainable brand for the athlete. And so that I believe is the difference-maker for us. So at the end of the day, when someone goes to Fantex.com and buys a security, that security is tied to that underlying cash flow stream and we believe that will aid in helping spread the word about the other elements of the brand besides what you guys report on your radio show about the performance, the touchdown catches and the others, you guys got that covered, we want to highlight the other elements of Vernon Davis that makes him unique. His art, his philanthropy, things of that nature.

Fracassi:

Good concept. Now with Vernon being sort of the spokesman, so to speak, have other pro athletes, not just football, pro athletes inquired about this at all?

French:

Yes, they have, and Vernon’s not a spokesman, he’s a client.

Fracassi:

Okay, yeah. To be clear. My bad.

French:

We have absolutely had others we’ve been talking to, either which-way but we’ve certainly had others inquire and his successful offering, I think, and the paying of dividends you know, and all the things we’ve said we’re going to do we’re now delivering on I think has only increased the credibility of the concept. It’s gone from perhaps concept novelty to reality, and so I think every step we take in signing new athletes and delivering on what we say will ultimately help people understand and embrace the concept.

Marvez:

Yeah, and Buck that leads to my last question. What is the biggest challenge Fantex faces with this? And what misconceptions are there out there that you wish people would understand? And hopefully knowledge grows as time goes and people wrap their heads around what’s going on with Vernon Davis, what will be going on with E.J. or Mohamed Sanu. But until then, you’ve got a bit of a challenge in front of you at Fantex, don’t you?

French:

Oh, of course.  You know, things like this help tremendously. We appreciate it. Our goal has always been to be transparent and help educate people. It is a new, novel concept but it’s tied in fundamental economics. You know, it is a security that is linked to that underlying cash flow stream associated with the athlete. We have declared dividends, so one of the misconceptions is, oh they don’t have to pay dividends—well, we’re going to pay dividends. We’ve already declared our first one. So things like that that all the naysayers in the sense of saying all these different structural risks, we’re just going to deliver on what we said we were going to do, and that’ll obviously allay those fears over time. I think, fundamentally, when you look at the team associated and the board of directors, with the business, these are all high-caliber, quality business executives and it’s not their first rodeo, if you will.

Fracassi:

Well Buck, if Vernon Davis could have stock, I’m going to say me a dollar, Alex Marvez fifty cents, what do you think?

French:

We’ll have to talk, we’ll talk.

Fracassi:

Buck, this is great stuff, thanks for coming on this morning, we appreciate it.

French:

Hey, we appreciate it, thanks all, looking forward to it, again.

Fracassi:

That’s Buck French, CEO of Fantex Brokerage Services.

* * * * *